                                                                      EXHIBIT 12


             AMERICAN PLUMBING & MECHANICAL, INC. AND SUBSIDIARIES
                       RATIO OF EARNINGS TO FIXED CHARGES
                           (IN THOUSANDS OF DOLLARS)

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                                                                Four Months    Four Months       Year Ended       Three Months Ended
                                   Years Ended August 31,          Ended          Ended         December 31,            March 31,
                               ------------------------------   December 31,   December 31,  ------------------   ------------------
                                 1994       1995       1996        1995           1996         1997       1998     1998       1999
                               -------    -------    --------   ------------   ------------  -------    -------   ------    -------
CHRISTIANSON (ACCOUNTING
   ACQUIROR)
Earnings:
   Income before income
      taxes . . . . . . . . .  $   256    $   838    $  1,343     $    370       $(1,402)    $ 1,967    $   648   $  449    $ 3,564
   Fixed charges  . . . . . .       93        133         152           49            52         252        269      165        197
                               -------    -------    --------     --------       -------     -------    -------   ------    -------
                               $   349    $   971    $  1,495          419       $(1,350)    $ 2,219    $   917   $  614    $ 3,761
                               =======    =======    ========     ========       =======     =======    =======   ======    =======

Fixed Charges:
   Interest expense . . . . .  $    10    $    72    $     92     $     29       $    33     $   102    $   116   $   37    $    27
   Portion of rental cost
      representing interest .       83         61          60           20            19         150        153      128        170
                               -------    -------    --------     --------       -------     -------    -------   ------    -------
                               $    93    $   133    $    152           49       $    52     $   252    $   269   $  165    $   197
                               =======    =======    ========     ========       =======     =======    =======   ======    =======
Ratio of earnings to fixed
   charges  . . . . . . . . .      3.7x       7.3x        9.9x         8.6X           --x        8.8x       3.4x     3.7x      19.1x
                               =======    =======    ========     ========       =======     =======    =======   ======    =======

PRO FORMA COMBINED:
Earnings:
   Income before income
      taxes . . . . . . . . .                                                                           $18,710             $ 8,395
   Fixed charges  . . . . . .                                                                            16,412               4,114
   Preference dividends . . .                                                                            (1,363)               (341)
                                                                                                        -------             -------
                                                                                                        $33,759             $12,168
                                                                                                        =======             =======
Fixed Charges:
   Interest expense . . . . .
   Amortized premiums,
      discounts and
      capitalized expenses                                                                              $14,201             $ 3,550
      related to debt . . . .                                                                               500                 125
   Portion of rental cost
      representing interest .                                                                               348                  98
   Preference dividends . . .                                                                             1,363                 341
                                                                                                        -------             -------
                                                                                                        $16,412             $ 4,114
                                                                                                        =======             =======
Ratio of earnings to fixed
   charges  . . . . . . . . .                                                                               2.1x                3.0x
                                                                                                        =======             =======
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